UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934


          Date of Report (Date of earliest reported): February 23, 2004



                           EUROWEB INTERNATIONAL CORP.
               (Exact name of registrant as specified in charter)



         Delaware                    1-1200                  13-3696015
(State or other jurisdiction      (Commission              (IRS Employer
 of incorporation)                 File Number)         Identification No.)



                   1122 Budapest, Varosmajor utca 13. Hungary
               (Address of principal executive offices) (Zip Code)


                  Registrant's telephone number, including area
                              code: +36-1-8897101

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ITEM 2.  Acquisition or Disposition of Assets

On February 23, 2004, Euroweb International Corp., a Delaware corporation (the "Company"), entered into a Shares Purchase Agreement with Vitonas Investments Limited, a Company with registered seat in Cyprus ("Vitonas"), Certus Kft., a Hungarian corporation ("Certus") and Rumed 2000 Kft., a Hungarian corporation ("Rumed" and collectively with Vitonas and Certus, the "Sellers"), to acquire Seller's 100% interest in Elender Business Communications Services Ltd., a Hungarian corporation ("Elender"). Elender is an Internet service provider located in Hungary that provides internet access to the corporate and institutional (public) sector and, amongst others, 2,300 schools in Hungary.

The total purchase price to be paid by the Company for Elender shall be $9,500,000 as follows: (i) cash in the amount of $6,500,000; and (ii) 677,201 shares of the Company's common stock valued at $3,000,000. The number of shares was calculated by dividing $3,000,000 by $4.43, which is the average trade weighted stock market price during the 60 days prior to signing of the binding term sheet between the parties. At Closing, Elender shall have debt valued at $2,900,000, consisting of a bank loan and a non-transferable shareholders loan payable by Elender to the Sellers. The Company guarantees the full repayment of the non-transferable shareholders loan in a period of one and a half years and, in addition, the Company has also placed in escrow 248,111 shares, which are to be issued to the Sellers in the event that there is a default in connection with the non-transferable shareholders loan. The schedule of the payment can be found in the attached Shares Purchase Agreement.

The Closing of the Elender purchase remains subject to the satisfaction of customary terms and conditions and the approval of the Hungarian Competition Office.

ITEM 7.  Financial Statements and Exhibits

(a) Financial Statements of businesses acquired.

         Audited Financial Statements of Elender Business Communications Services Ltd. for the years ended December 31, 2003 and December 31, 2002 (to be filed by amendment).

(b)      Proforma Financial Information

         Proforma Financial Information (to be filed by amendment).

(c) Exhibits.

Exhibit No.                Description

10.1 Shares Purchase Agreement between Vitonas Investments Limited, a Hungarian corporation, Certus Kft., a Hungarian corporation, Rumed 2000

                           Kft., a Hungarian corporation and Euroweb
                           International Corp., a Delaware corporation, dated as of February 23, 2004.


                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           EUROWEB INTERNATIONAL CORP.



Date:  March 9, 2004                                 /s/Csaba Toro
                                                     ------------------
                                                     Csaba Toro
                                                     Chief Executive Officer